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                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                November 28, 2000


                                                     Writer's Direct Dial Number
                                                            (415) 268-7000



DMC Stratex Networks, Inc.
170 Rose Orchard Way
San Jose, CA 95134

         Re:   Form S-3 Universal Shelf Registration Statement

Ladies and Gentlemen:

         We have acted as counsel to DMC Stratex Networks, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of (a) shares of its common stock, $0.01 par value per share ("Common Stock"); (b) unsecured senior or subordinated debt securities of the Company ("Debt Securities"); (c) warrants to purchase Debt Securities ("Debt Warrants"); and (d) warrants to purchase shares of Common Stock ("Common Stock Warrants"; with the Common Stock, Debt Securities, Debt Warrants and Common Stock Warrants collectively referred to herein as the "Securities") with an aggregate public offering price of up to $300,000,000.00. The Securities are to be issued pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on November 28, 2000.

         In connection with this opinion, we have examined such corporate records, documents, instruments, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement on Form S-3 as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         The opinions hereinafter expressed are subject to the following qualifications and exceptions:

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                      [MORRISON & FOERSTER LLP LETTERHEAD]

DMC Stratex Networks, Inc.
November 28, 2000
Page Two

         (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and

         (ii) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) With respect to the Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee of the Board of Directors (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Common Stock and related matters and (b) issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         (2) With respect to the Debt Securities to be issued under an indenture (incorporating the form of indenture filed as Exhibit 4.3 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit or incorporated by reference in the Registration Statement) (the "Indenture"), when (a) the Indenture has been (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, or upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, and the Indenture, the Debt Securities to be issued under the Indenture will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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                      [MORRISON & FOERSTER LLP LETTERHEAD]

DMC Stratex Networks, Inc.
November 28, 2000
Page Three


         (3) With respect to the Debt Warrants, when (a) one or more agreements (incorporating the form of Debt Warrant Agreement filed as Exhibit
4.4 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Debt Warrants, (c) the Debt Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Debt Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (4) With respect to the Common Stock Warrants, when (a) one or more agreements (incorporating the form of Common Stock Warrant Agreement filed as Exhibit 4.5 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Common Stock Warrants, (c) the Common Stock Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Common Stock Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Common Stock Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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                      [MORRISON & FOERSTER LLP LETTERHEAD]

DMC Stratex Networks, Inc.
November 28, 2000
Page Four


         We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the States of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use or our name in the related prospectus and prospectus supplement under the heading "Legal Opinions."



                                                Sincerely yours,


                                                /s/ Morrison & Foerster LLP